As filed with the Securities and Exchange Commission on January 17, 2012.

Registration No. 333-169338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0534394
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 N.W. 63rd Street

Oklahoma City, Oklahoma 73118

(Address of principal executive offices, including zip code)

CHESAPEAKE MIDSTREAM LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

copy to:

J. Mike Stice Chesapeake Midstream Partners, L.P. 900 N.W. 63rd Street Oklahoma City, Oklahoma 73118 (405) 935-1500	Connie S. Stamets, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Chesapeake Midstream Partners, L.P. (the “Partnership”) solely to include the consent of its independent registered public accounting firm to the incorporation by reference of its reports on the financial statements appearing in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010. The consent was inadvertently omitted from such Form 10-K. Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, there is no change to any information contained in the original Registration Statement on Form S-8 (File No. 333-169338) filed with the Securities and Exchange Commission on September 13, 2010.

Part II

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on January 17, 2012.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By: Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ David C. Shiels
Name: David C. Shiels
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on January 17, 2012.

SIGNATURE	TITLE

/s/ J. Mike Stice	Chief Executive Officer
J. Mike Stice	(Principal Executive Officer)

/s/ David C. Shiels	Chief Financial Officer
David C. Shiels	(Principal Financial Officer and
Principal Accounting Officer)

*	Director
David A. Daberko

*	Director
Philip L. Frederickson

*	Director
Matthew C. Harris

*	Director
Sudeen G. Kelly

*	Director
Aubrey K. McClendon

/s/ Domenic J. Dell’Osso, Jr.	Director
Domenic J. Dell’Osso, Jr.

*	Director
William A. Woodburn

* By:	/s/ David C. Shiels
David C. Shiels, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP